UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On September 28, 2004, Deluxe Corporation, a Minnesota corporation (the “Company”) issued a press release announcing its plans to offer two series of Senior Unsecured Notes due 2007 and 2014, each with an initial aggregate principal amount of at least $250 million, in a private placement (Rule 144A offering), subject to market and other conditions. The senior notes will be offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The senior notes have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This report shall not constitute an offer to sell or a solicitation of an offer to buy the senior unsecured notes. The press release, attached as Exhibit 99.1, is filed and incorporated in this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description	Method of Filing
99.1	Press Release dated September 28, 2004	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2004

DELUXE CORPORATION

/s/ Anthony C. Scarfone
Anthony C. Scarfone
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Page Number
99.1	Press Release dated September 28, 2004